Exhibit 99.1

For Immediate Release

The Carlyle Group Announces Agreement to Acquire Blyth Inc. for $98 Million

Acquisition of Direct Seller of Home Fragrance Products and Catalog Retailer to

Focus on Product Innovation and Global Growth

Greenwich, CT and New York, NY (August 31, 2015) – Global alternative asset manager The Carlyle Group (NASDAQ: CG) and Blyth, Inc. (NYSE: BTH), a direct-to-consumer manufacturer and seller of candles and home fragrance products, today announced they have entered into a definitive agreement under which The Carlyle Group will acquire all of Blyth’s outstanding shares of common stock in a transaction valuing Blyth at $98 million, equating to $6.00 per share, which represents a premium of approximately 105 percent over the closing price of Blyth common stock on Friday, August 28, 2015 and a premium of 65 percent over Blyth’s 30-day average share price as of such date. The transaction has been unanimously approved by Blyth’s board of directors and will be completed by means of a tender offer followed by a merger.

Under the terms of the definitive agreement, an affiliate of The Carlyle Group will commence a tender offer for all of Blyth’s outstanding shares of common stock at $6.00 per share in cash. The tender offer is conditioned on Blyth’s stockholders tendering at least a majority of Blyth’s outstanding shares in the tender offer, early termination or expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act and other customary closing conditions. The acquisition is expected to close in the fourth quarter of 2015. The financing for the transaction will come from Carlyle Equity Opportunity Fund, a $1.1 billion U.S. middle-market buyout fund. Robert B. Goergen, Blyth’s Chairman of the Board, and Robert B. Goergen, Jr., Blyth’s President and Chief Executive Officer, who beneficially own approximately 38% of Blyth’s outstanding shares of common stock, have committed to support the tender offer.

Carlyle Managing Director David Stonehill said, “Blyth is a pioneer in home fragrance with well established brands and extreme customer loyalty. We expect Carlyle’s deep experience in global consumer businesses will help drive Blyth’s product innovation and growth goals. We are particularly impressed with PartyLite’s network of 40,000 independent consultants who have remarkable passion for the company’s products. We are excited to support their efforts as we grow the company together.”

Blyth CEO Robert B. Goergen, Jr. said, “This is an important day in Blyth’s 40-year history. Carlyle understands what our team has accomplished and supports our vision for the future. Building on our strong consumer relationships, Carlyle, with its proven track record of growing companies, is the right partner to take PartyLite and Silver Star Brands to the next level of creativity and global growth.”

The Goergen family has controlled Blyth for nearly 40 years. The company, based in Greenwich, Connecticut, includes PartyLite and Silver Star Brands. PartyLite products, available in 23 countries, include candles, candle holders, flameless fragrance and wax warmers, as well as holiday and home décor. Silver Star Brands is a direct marketer of consumer gifts and household products.

Threadstone Advisors, White & Case and PricewaterhouseCoopers are acting as advisors to Carlyle. Houlihan Lokey and Wachtell, Lipton, Rosen & Katz are acting as advisors to Blyth.

Carlyle’s U.S. middle market team has invested in Philadelphia Energy Solutions, the largest refinery on the eastern seaboard; Service King, one of the largest automotive collision repair centers in the U.S.; ECi Software Solutions, a provider of industry-specific technology; Traxys Group, a financial and logistical provider in the mining industry; AxleTech International Holdings, Inc., a manufacturer of automotive supplies; and PrimeSport, a global sports travel and events-management company.

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About Blyth, Inc.

Blyth, Inc., headquartered in Greenwich, CT, USA, is a direct-to-consumer business focused on the direct selling and direct marketing channels. It designs and markets candles and accessories for the home and also designs and markets health, wellness and beauty products, household convenience items and personalized gifts through the Catalog/Internet channel. Its products are sold direct to the consumer under the PartyLite® brand and to consumers in the catalog/Internet channel under the Miles Kimball®, Walter Drake®, Easy Comforts®, As We Change®, Native Remedies® and Exposures® brands.

About The Carlyle Group

The Carlyle Group (NASDAQ: CG) is a global alternative asset manager with $193 billion of assets under management across 128 funds and 159 fund of funds vehicles as of June 30, 2015. Carlyle’s purpose is to invest wisely and create value on behalf of its investors, many of whom are public pensions. Carlyle invests across four segments – Corporate Private Equity, Real Assets, Global Market Strategies and Investment Solutions – in Africa, Asia, Australia, Europe, the Middle East, North America and South America. Carlyle has expertise in various industries, including: aerospace, defense & government services, consumer & retail, energy, financial services, healthcare, industrial, real estate, technology & business services, telecommunications & media and transportation. The Carlyle Group employs more than 1,700 people in 35 offices across six continents.

Web: www.carlyle.com

Videos: http://www.carlyle.com/news-room/corporate-videos_new

Tweets: www.twitter.com/onecarlyle

Podcasts: www.carlyle.com/about-carlyle/market-commentary

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Additional Information

The tender offer for the outstanding common stock of Blyth, Inc. (“Blyth”) has not yet commenced. This communication is not an offer to purchase or a solicitation of an offer to sell shares of Blyth’s common stock. The solicitation and the offer to purchase shares of Blyth’s common stock will only be made pursuant to an offer to purchase and related materials that an affiliate of The Carlyle Group intends to file with the Securities and Exchange Commission (the “SEC”). At the time the tender offer is commenced, an affiliate of The Carlyle Group will file a Tender Offer Statement on Schedule TO with the SEC, and Blyth will file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. BLYTH STOCKHOLDERS ARE ADVISED TO READ THE SCHEDULE TO (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND OTHER OFFER DOCUMENTS) AND THE SCHEDULE 14D-9, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BEFORE MAKING ANY DECISION WITH RESPECT TO THE TENDER OFFER BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES THERETO. Investors and stockholders may obtain free copies of the Schedule TO and Schedule 14D-9, as each may be amended or supplemented from time to time, and other documents filed by the parties (when available), at the SEC’s web site at www.sec.gov or by contacting Blyth’s Investor Relations Department either by mail at One East Weaver Street, Greenwich, CT 06831, by telephone at (203) 552-6630 or by e-mail at sflinn@blyth.com.

Forward-Looking Statements

This communication contains forward-looking statements regarding, among other things, statements related to expectations, goals, plans, objectives and future events. In some cases, forward-looking statements can be identified by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate”, “contemplate”, “target” or “believe” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. The forward-looking information and statements are or may be based on a series of projections and estimates and involve risks and uncertainties. Various factors could adversely affect Blyth’s operations, business or financial results in the future and cause its actual results to differ materially from those contained in the forward-looking statements. The forward looking statements contained herein include assumptions about Blyth’s operations, and certain plans, activities or events which Blyth expects will or may occur in the future. Risks and uncertainties related to the proposed transactions include, among others: (1) uncertainties as to how many stockholders will tender their stock in the offer, (2) the possibility that competing offers will be made, (3) the ability to obtain requisite regulatory approvals required to complete the proposed transactions, (4) the satisfaction of the conditions to the consummation of the proposed transactions, (5) the timing of the completion of the proposed transactions and (6) the potential impact of the announcement or consummation of the proposed transactions on Blyth’s relationships, including with employees, consultants, suppliers, customers, landlords and sourcing agents. With respect to Blyth, please also refer to those factors discussed in detail in the “Risk Factors” sections contained in Blyth’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC on March 16, 2015 and in Blyth’s subsequently filed Quarterly Reports on Form 10-Q. With respect to The Carlyle Group, please also refer to those factors discussed in detail in the “Risk Factors” section contained in The Carlyle Group’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC on February 26, 2015. Given these uncertainties, undue reliance should not be placed on these forward-looking statements and Blyth and The Carlyle Group caution investors that any forward-looking statements made by Blyth and The Carlyle Group are not guarantees of future performance or events. There can be no assurance that the tender offer, merger or other any other transaction will be consummated. The forward-looking statements involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the control of Blyth and The Carlyle Group. All forward-looking statements are as of the date of this communication only and neither Blyth nor The Carlyle Group undertakes any obligation to release any revisions to these forward-looking statements publicly to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contacts:

Blyth:

Jane Casey

+1-203-552-6619

jcasey@blyth.com

Carlyle:

Elizabeth Gill

+1-202-729-5385

elizabeth.gill@carlyle.com

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